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                                                                  EXHIBIT (c) 3.


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                      SECOND AMENDMENT TO CREDIT AGREEMENT
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         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of June ___, 1996, among PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING") and CERBERUS PARTNERS, L.P., a Delaware limited partnership ("CERBERUS"), constituting all of the Lenders under the Credit Agreement referenced below, and ING in its capacity as Agent for the Lenders.

                              W I T N E S S E T H:
                              --------------------

         RECITALS:

         A. The Borrower, the Lenders and the Agent have entered into a certain Credit Agreement, dated as of March 15, 1996, as amended by that certain First Amendment to Credit Agreement entered into among Borrower, the Lenders and the Agent, dated as of April 11, 1996, as amended to the date hereof (the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         B. The Borrower has requested an amendment to the Credit Agreement to authorize and finance the purchase of substantially all of the assets of ACI-HDT Supply Company, Amtel Communications Services, Inc., Amtel Communications Correctional Facilities, Inc., Amtel Communications, Inc. and Amtel Communications Payphones, Inc.

         C. The Lenders are agreeable to amending the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:



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                "AMTEL" means, collectively, all of the following: ACI-HDT
        Supply Company, a California corporation, Amtel Communication Services, Inc., a California corporation, Amtel Communications Correctional Facilities, Inc., a California corporation, Amtel Communications, Inc., a California corporation, and Amtel Communications Payphones, Inc., a California corporation.

                "AMTEL CLOSING DATE" means the earlier of (x) the consummation of the Amtel Purchase or (y) the termination of the Amtel Purchase Agreement or (z) December 31, 1996.

                  "AMTEL PURCHASE" means the purchase by Borrower of the "Payphone Operating Assets" (as such term is defined in the Amtel Purchase Agreement) of Amtel for the "Consideration" (as such term is defined in the Amtel Purchase Agreement) pursuant to the terms and conditions of the Amtel Purchase Agreement, the form of which is attached as Exhibit A to the Second Amendment.

                "AMTEL PURCHASE AGREEMENT" means that certain Asset Purchase Agreement, dated June ___, 1996, among the Borrower and Amtel.

                "SECOND AMENDMENT" means the Second Amendment to Credit Agreement dated as of June __, 1996, among the Borrower, ING, Cerberus and ING in its capacity as Agent.

         SECTION 2. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby further amended by deleting the existing definition of "REVOLVING A LOAN AVAILABILITY" and substituting in lieu thereof the following:

                "REVOLVING A LOAN AVAILABILITY" means, (a) at all times prior to the Amtel Closing Date, the excess of (i) the lesser of (A) the Revolving A Loan Commitment Amount or (B) the Borrowing Base for Revolving A Loans MINUS (ii) the then aggregate principal amount of all outstanding Revolving A Loans less $1,352,500 and (b) at all times on or after the Amtel Closing Date, the excess of (i) the lesser of (A) the Revolving A Loan Commitment Amount or (B) the Borrowing Base for Revolving A Loans MINUS (ii) the then aggregate principal amount of all outstanding Revolving A Loans.

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         SECTION 3. AMENDMENT TO SECTION 2.1.4.(a). Section 2.1.4.(a) of the
Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                "SECTION 2.1.4. AGENT AND LENDERS NOT REQUIRED TO EXTEND CREDIT UNDER REVOLVING LOAN COMMITMENT.

                (a) At all times prior to the Amtel Closing Date, no Lender shall be required to make any Revolving Loan, if after giving effect to thereto:

                        (1) the then aggregate outstanding principal amount of
                all Revolving A Loans, PLUS the then aggregate outstanding principal amount of the Term Loan, MINUS $1,352,500, would exceed the Borrowing Base for Revolving A Loans and the Term Loan; or

                        (2) the then aggregate outstanding principal amount of
                all Revolving B Loans would exceed the Borrowing Base for Revolving B Loans; or

                        (3) the then aggregate outstanding principal amount of
                all Revolving A Loans or all Revolving B Loans would exceed the Revolving A Loan Commitment Amount or the Revolving B Loan Commitment Amount, respectively; or

                        (4) the then aggregate outstanding principal amount of
                such Lender's Revolving Loans would exceed its Revolving Percentage of the Revolving Loan Commitment Amount; or

                        (5) the then aggregate outstanding principal amount of
                such Lender's Revolving A Loans or Revolving B Loans would exceed its Revolving Percentage of the Revolving A Loan Commitment Amount or the Revolving B Loan Commitment Amount, respectively.

                (b) At all times on or after the Amtel Closing Date, no Lender shall be required to make any Revolving Loan, if after giving effect thereto:

                        (1) the then aggregate outstanding principal amount of
                all Revolving A Loans PLUS the then aggregate outstanding principal amount of the Term Loan would exceed the Borrowing Base for Revolving A Loans and the Term Loan; or

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                        (2) the then aggregate outstanding principal amount of
                all Revolving B Loans would exceed the Borrowing Base for Revolving B Loans; or

                        (3) the then aggregate outstanding principal amount of
                all Revolving A Loans or all Revolving B Loans would exceed the Revolving A Loan Commitment Amount or the Revolving B Loan Commitment Amount, respectively; or

                        (4) the then aggregate outstanding principal amount of
                such Lender's Revolving Loans would exceed its Revolving Percentage of the Revolving Loan Commitment Amount; or

                        (5) the then aggregate outstanding principal amount of
                such Lender's Revolving A Loans or Revolving B Loans would exceed its Revolving Percentage of the Revolving A Loan Commitment Amount or the Revolving B Loan Commitment Amount, respectively.

         Subject to the terms hereof, the Borrower may from time to time borrow, repay, and reborrow Revolving A Loans and Revolving B Loans, in all cases pursuant to the Revolving A Loan Commitment or the Revolving B Loan Commitment, respectively. The Term Loan or any portion thereof once repaid may not be reborrowed."

         SECTION 4. AMENDMENT TO SECTION 3.3.1(b)(i). Section 3.3.1(b)(i) of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "(b) (i) shall, (A) on any Business Day prior to the Amtel Closing Date on which the aggregate outstanding principal amount of all Revolving A Loans PLUS the aggregate outstanding principal amount of the Term Loan MINUS $1,352,500 exceeds the Borrowing Base for Revolving A Loans and the Term Loan, make a mandatory prepayment of the outstanding principal amount of Revolving A Loans and the Term Loan in an amount equal to such excess amount (such prepayment to be applied first to all of the Revolving A Loans until paid in full and then to the Term Loan), and (B) on any Business Day on or after the Amtel Closing Date on which the aggregate outstanding principal amount of all Revolving A Loans PLUS the aggregate outstanding principal amount of the Term Loan exceeds the Borrowing Base for Revolving A Loans and Term Loan, the Borrower shall make a mandatory prepayment of the outstanding principal amount of Revolving A Loans and the Term Loan in an amount equal to such excess

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         amount (such prepayment to be applied first to all of the Revolving A
         Loans until paid in full and then to the Term Loan);"

         SECTION 5. AMENDMENT TO SECTION 3.9(b). Section 3.9(b) of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "(b) Borrower shall use the proceeds of (i) Revolving A Loans made after the Closing Date and prior to or on the Amtel Closing Date only for the purpose of paying the consideration required under the Amtel Purchase Agreement and for the payment of the Amendment Fee payable pursuant to the Second Amendment, (ii) Revolving A Loans made after the Amtel Closing Date to finance other acquisitions (PROVIDED, HOWEVER, that this clause (ii) shall not be construed to permit any acquisitions which are otherwise prohibited by the terms of this Agreement or the other Loan Documents), and (iii) the Revolving B Loans made after the Closing Date to finance its continuing working capital needs; PROVIDED, HOWEVER, that the Revolving B Loans shall not be used to repay any other outstanding Loan."

         SECTION 6. AMENDMENT TO ARTICLE 5. Article 5 of the Credit Agreement is hereby amended by inserting the following Section 5.33 at the end of such article:

                  "SECTION 5.33. AMTEL PURCHASE AGREEMENT. Borrower shall not execute and deliver any agreement relating to the purchase of assets of Amtel except in the form attached as Exhibit A to the Second Amendment. A true and complete copy of the Amtel Purchase Agreement (including all exhibits, schedules and amendments thereto) has been delivered to the Agent. Borrower shall not amend, modify or supplement any term or provision of the Amtel Purchase Agreement and shall not waive any condition set forth therein, without prior written consent of the Required Lenders."

         SECTION 7. AMENDMENT TO SECTION 6.2.7. Section 6.2.7 of the Credit Agreement is hereby amended by deleting the "and" immediately following clause
(f) thereof, deleting the period immediately following clause (g) thereof and inserting in lieu thereof "; and" and by inserting the following clause at the end of such section:

                  "(h) the Non-Refundable Deposit (as such term is defined in the Amtel Purchase Agreement)."

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         SECTION 8. AMENDMENT TO SECTION 6.2.10. Section 6.2.10(a) of the Credit
Agreement is hereby amended by inserting the following proviso immediately prior to the semicolon appearing at the end of such section:

         ", PROVIDED FURTHER HOWEVER, that the Borrower may purchase or otherwise acquire substantially all of the assets of Amtel pursuant to and on the terms and conditions set forth in the Amtel Purchase Agreement;"

         SECTION 9. CONTINUING EFFECTIVENESS OF CREDIT AGREEMENT. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, except as expressly amended or modified by this Amendment.

         SECTION 10. AMENDMENT FEE. The Borrower agrees to pay to the Agent for the ratable account of each Lender, an amendment fee in an amount equal to $52,500 (the "Amendment Fee"). The Amendment Fee shall be payable by the Borrower upon the execution of this Amendment, and the Borrower hereby irrevocably authorizes the Agent to deduct from the proceeds of a Borrowing of Revolving A Loans to be made on the date of this Agreement in the amount of $1,352,500, the sum of $52,500 for the ratable account of each Lender as payment in full of the Amendment Fee.

         SECTION 11. COST AND EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent and each of the Lenders party to this Amendment for the negotiation, preparation, execution and delivery of this Amendment (including reasonable fees and expenses of counsel to the Agent and such Lenders).

         SECTION 12. EFFECTIVENESS. This Amendment shall become effective upon receipt by the Agent of a copy of this Amendment, duly executed by each of the Borrower, the Lenders and the Agent, and duly acknowledged and consented to by the Subsidiaries of the Borrower in the form attached to this Amendment.

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         SECTION 13. HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

         SECTION 15. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, the Lenders and the Agent and shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 16. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 17. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its rights or obligations hereunder or under the Credit Agreement except in accordance with the terms of the Credit Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               PHONETEL TECHNOLOGIES, INC.

                               By:_______________________________
                                        Name:
                                        Title:

                                                 [CORPORATE SEAL]

                               INTERNATIONALE NEDERLANDEN
                               (U.S.) CAPITAL CORPORATION, in its
                               capacity as Agent and Lender

                               By:_______________________________
                                        Steve G. Fleenor
                                        Vice President

                               CERBERUS PARTNERS, L.P.

                               By:  ___________________________
                                         Seth P. Plattus
                                         Managing Director

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                           ACKNOWLEDGMENT AND CONSENT

         The undersigned hereby acknowledge receipt of a copy of the foregoing amendment, consent to the terms and provisions set forth therein, and agree that the Subsidiary Guaranty dated as of March 15, 1996 (the "SUBSIDIARY GUARANTY") made by each of the undersigned, jointly and severally, in favor of Internationale Nederlanden (U.S.) Capital Corporation ("ING") and such other Lenders as are, or may from time to time become, parties to the Credit Agreement, and ING as Agent for such Lenders, will continue in full force and effect without diminution or impairment notwithstanding the execution and delivery of the amendment. The undersigned further acknowledge and agree that, upon effectiveness of the amendment and from and after the date thereof, each reference to the Credit Agreement in the Subsidiary Guaranty and each other Loan Document (as such term is defined in the Credit Agreement) to which any of the undersigned is a party shall mean and be a reference to the Credit Agreement as amended by the foregoing amendment.

PUBLIC TELEPHONE CORPORATION

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

WORLD COMMUNICATIONS, INC.

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

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NORTH FLORIDA TELEPHONE CORPORATION

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

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                                    EXHIBIT A

                       [Form of Amtel Purchase Agreement]